Exhibit 4.2

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                     SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

                                      among

                             MONSTERDAATA.COM, INC.,

                                       and

                        THE PURCHASERS NAMED IN EXHIBIT A

                          Dated as of [         ], 1999

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            SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
(this "Agreement") dated as of [        ], 1999, among MONSTERDAATA.COM, INC., a
Delaware corporation (the "Company"), and the several PURCHASERS named in Exhibit A (individually a "Purchaser" and collectively, the "Purchasers").

            The Company desires to issue and sell to Purchasers, and Purchasers desire to purchase from the Company, shares (the "Preferred Shares") of Series A Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock"), having the rights, designations and preferences set forth in the Certificate of Designations of the Company (the "Certificate of Designations") in the identical form and substance of Exhibit B, upon and subject to the terms and conditions of this Agreement.

            Pursuant to the terms of the Certificate of Designations, the Preferred Shares will be convertible into shares ("Common Shares") of common stock, par value $.01 per share, of the Company ("Common Stock"). Unless the context otherwise requires, the term Common Shares shall be deemed to include any shares of Common Stock issued or issuable upon conversion of Preferred Shares (the "Conversion Shares").

            Accordingly, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the Company and Purchasers agree as follows:

            Section 1. Purchase of Company Securities.

            1.1. Purchase and Sale of the Preferred Shares. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to Purchasers, and each Purchaser, severally and not jointly, shall purchase from the Company, (i) the aggregate number of Preferred Shares set forth on Exhibit A (allocated among the Purchasers as set forth on Exhibit A). The Company may issue and sell to the Purchasers fractional Preferred Shares.

            Section 2. Closing. The closing (the "Closing") of the purchase and sale of the Preferred Shares shall take place immediately upon the fulfillment (or waiver) of the conditions precedent set forth in Sections 3 and 4. The date of the Closing is referred to as the "Closing Date." On or as soon as possible following the Closing Date, the Company shall issue to each Purchaser stock certificates representing the Preferred Shares in accordance with the allocation on Exhibit A, against payment of each Purchaser's Aggregate Purchase Price. All checks delivered to the Company by Purchasers on or prior to the date hereof for the Aggregate Purchase Price will be deposited by the Company in escrow and held in trust until the stock certificates for the Preferred Shares are delivered to Purchasers. The Preferred Shares shall be registered in Purchasers' names or the names of the nominees of Purchasers in such denominations as Purchasers shall request pursuant to instructions delivered to the Company not more than two business days after the date hereof.
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            Section 3. Conditions to the Obligations of Purchasers at Closing.
The obligation of each Purchaser to purchase and pay for the Preferred Shares at Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by Purchasers:

            3.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

            3.2 Performance of Covenants. The Company shall have performed or complied in all material respects with all covenants and agreements required to be performed by it on or prior to the Closing pursuant to this Agreement.

            3.3 Closing Documents. The Company shall have delivered to Purchasers a certificate of the Secretary of the Company, dated as of the Closing Date, as to the continued existence of the Company, certifying the attached copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the adoption and filing of the Certificate of Designations; and

            3.4 Certificate of Designations. The Company shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware.

            3.5 No Injunctions. No court or governmental injunction, order or decree prohibiting the purchase and sale of the Preferred Shares shall be in effect.

            Section 4. Conditions to the Obligations of the Company at Closing. The obligation of the Company to issue and sell the Preferred Shares to Purchasers at Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by the Company:

            4.1 Representations and Warranties. The representations and warranties of Purchasers contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

            4.2 No Injunctions. No court or governmental injunction, order or decree prohibiting the purchase and sale of the Preferred Shares shall be in effect.

            Section 5. Representations and Warranties of Purchasers. Each Purchaser severally and not jointly represents and warrants to the Company that:

            5.1 Accredited Investor. Such Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933 (the "Securities Act"). Such Purchaser is acquiring the Preferred Shares for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), without prejudice, however, to
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such Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Preferred Shares and Conversion Shares.

            5.2 Authority, etc. Such Purchaser has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, having obtained all required consents, if any, and this Agreement, when executed and delivered by such Purchaser, will constitute a legal valid and binding obligation of such Purchaser.

            5.3 No Brokers. No finder, broker, agent, financial person or other intermediary has acted on behalf of such Purchaser in connection with the offering of the Preferred Shares or the consummation of this Agreement or any of the transactions contemplated hereby.

            5.4 Certain Risks. Such Purchaser recognizes that the purchase of the Preferred Shares involves a high degree of risk including, but not limited to, the following: (a) an investment in the Company is highly speculative, and only an investor who can afford the loss of its entire investment should consider investing in the Company and the Preferred Shares; (b) such Purchaser may not be able to liquidate its investment; (c) transferability of the Preferred Shares is extremely limited; and (d) in the event of a disposition, such Purchaser could sustain the loss of its entire investment.

            5.5 Information. Such Purchaser has been furnished by the Company with all information regarding the Company that such Purchaser has requested, and has been afforded the opportunity to ask questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the investment.

            5.6 No General Solicitation. Such Purchaser did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar, meeting or investor or other conference whose attendees were, to such Purchaser's knowledge, invited by any general solicitation or general advertising.

            5.7 Investment Experience. Either by reason of such Purchaser's business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate, finder or selling agent of the Company, directly or indirectly), such Purchaser has the capacity to protect such Purchaser's interests in connection with the transactions contemplated by this Agreement.

            5.8 Organization, Good Standing, etc. If such Purchaser is an entity, it is a corporation, limited liability company, trust or partnership or other similar entity duly organized, validly existing and in good standing under the laws of its jurisdiction. Such Purchaser has full power and authority (corporate, trust or partnership, as the case may be, statutory and otherwise) to execute and deliver this Agreement and to purchase the Preferred Shares. The execution and delivery by such Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership, as the
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case may be, action on the part of such Purchaser. If an individual, such
Purchaser has the legal capacity to enter into this Agreement. This Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

            5.9 Due Authorization. If such Purchaser is a corporation, limited liability company, trust, partnership, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company on the terms and conditions set forth herein and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

            5.10 No Conflicts. No court or governmental injunction, order or decree affecting such Purchaser and prohibiting the execution and delivery by such Purchaser of this Agreement and the consummation of the transactions contemplated hereby is in effect and no provision of the Certificate or Articles of Incorporation or by-laws (or comparable charter, partnership or other organizational documents) of such Purchaser, will conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a material default under, any material lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which such Purchaser is a party or by which it is bound or to which any of its material properties or assets is subject, nor result in the creation or imposition of any lien upon any of the material properties or assets of such Purchaser.

            5.11 Consents, Approvals, etc. No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, remains to be obtained or is otherwise required to be obtained by such Purchaser in connection with the authorization, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation the purchase and sale of the Preferred Shares.

            Section 6. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser that:

            6.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own and hold its properties and to conduct its business. The Company is duly licensed or qualified to do business, and in good standing, in each jurisdiction in which the nature of its business requires such licensing, qualification or good standing, except for any such failure to be so licensed or qualified or in good standing that would not have a material adverse effect on the Company or its results of operations, assets, or financial condition or on its ability to perform its obligations under this Agreement or the Preferred Shares (a "Material Adverse Effect").
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            6.2 Capitalization. As of September 30, 1999, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share, of which immediately prior to the Closing Date 2,000 shares will be designated Series A Preferred Stock. As of September 30, 1999, (i) 7,377,415 shares of Common Stock were issued and outstanding, (ii) 1,479,500 shares of Common Stock were reserved for issuance upon exercise of outstanding options issued or issuable under the Company's 1999 Stock Option Plan (the "Option Plan") and (iii) an aggregate of 500,000 shares of Common Stock were reserved for issuance under outstanding warrants.

            6.3 Corporate Power, Authorization, Enforceability. The Company has full corporate power and authority to execute, deliver and enter into this Agreement and to consummate the transactions contemplated hereby. All action on the part of the Company, its directors or stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Preferred Shares contemplated hereby and the performance of the Company's obligations hereunder and thereunder has been taken. The Preferred Shares to be purchased on the Closing Date have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all Liens, adverse claims or encumbrances (collectively, "Liens") imposed by or through the Company other than restrictions imposed by this Agreement and applicable securities laws. The Common Shares issuable upon conversion of the Preferred Shares are and will, at all times until their issuance, be duly authorized and reserved, and such Common Shares, upon conversion of such Preferred Shares in accordance with the terms and conditions of the Certificate of Designations and this Agreement, upon issuance, will be validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all Liens imposed by or through the Company other than restrictions imposed by this Agreement and applicable securities laws. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

            Section 7. Registration of Common Stock.

            7.1. Registrable Securities. For the purposes of this Agreement, "Registrable Securities" shall mean shares of Common Stock issued or issuable upon the conversion of Preferred Shares or the exercise of any warrants held by a Purchaser (other than the warrants described in Section 6.2(iii) above); provided that (i) any such shares of Common Stock shall cease to be Registrable Securities, and (ii) the Company shall not be obligated to maintain the effectiveness of the Shelf Registration Statement (as defined below), and the Company's obligations under this Section 7 shall cease, with respect to a holder's (a "Holder") Registrable Securities on the first anniversary of the Closing Date. The period of time during which the Company is required to keep the Shelf Registration Statement effective is referred to herein as the "Registration Period."
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            7.2 Registration (a) The Company will as soon as practicable following the date hereof, but no later than December 15, 1999 (the "Filing Period"), file with the SEC a shelf registration statement on Form SB-2 or successor form or such other form as shall be selected by the Company that is available to it under the Securities Act (the "Shelf Registration Statement") with respect to the Registrable Securities beneficially owned by Purchasers following the Closing. If permitted by the SEC's rules, the Company shall be entitled to amend the Shelf Registration Statement from time to time to register securities other than Registrable Securities for sale for the account of any person or entity.

            (b) The Filing Period and the Effectiveness Period (as defined below) shall be extended by the number of days that (i) any delay is due to the failure of a Holder to reasonably cooperate in providing to the Company such information as shall be reasonably requested by the Company in writing for use in connection with the Shelf Registration Statement and (ii) the SEC does not provide comments to the Company (or declare the Shelf Registration Statement effective) within (A) 25 days after the initial filing of the Shelf Registration Statement or (B) seven days after the filing of any pre-effective amendment to the Shelf Registration Statement.

            7.3. Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in this Section 7, the Company will use its reasonable best efforts:

            (a) To cause the Shelf Registration Statement to become effective as soon as practicable following the filing thereof within 45 days after the Closing Date (the "Effectiveness Period"); provided that if the Shelf Registration Statement is not declared effective by the SEC by the end of the Effectiveness Period (as it may be extended pursuant to Section 7.2(b)), then the exercise price of any warrants for Registrable Securities will be reduced by 5% for each 30-day period that Shelf Registration Statement is not declared effective by the SEC after such Effectiveness Date.

            (b) Prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith and take all other actions as may be necessary to keep such Shelf Registration Statement continuously effective until the disposition of all securities in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Shelf Registration Statement shall be completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to such dispositions;

            (c) Furnish to each seller of such Registrable Securities such reasonable number of copies of such Shelf Registration Statement and of each such amendment and supplement thereto, such reasonable number of copies of the prospectus included in such Shelf Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents (including exhibits to any of the foregoing), as such seller may reasonably request (not to exceed 10 copies per seller), in order to facilitate the disposition of the Registrable Securities owned by such seller;
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            (d) To register or qualify such Registrable Securities covered by such Shelf Registration Statement under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, except that the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 7.3(d) be obligated to be qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

            (e) With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, commencing on the date hereof, the Company agrees to use its reasonable best efforts to:

                  (i) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

                  (ii) so long as a Holder owns any unregistered Registrable
            Securities, furnish to such Holder upon any reasonable request a written statement by the Company as to its compliance with the public information requirements of Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration (excluding any such reports or documents of the Company which the Company, in its sole discretion, shall deem confidential).

            7.4 Registration and Selling Expenses. All expenses incurred by the Company in connection with the Company's performance of or compliance with this
Section 7, including, without limitation, (i) all registration and filing fees,
(ii) blue sky fees and expenses and (iii) all fees and disbursements of counsel and accountants retained on behalf of the Company (all such expenses being called "Registration Expenses"), will be paid by the Company.

            7.5 No Delay. The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 7.2 hereof as a result of any dispute, controversy or other matter that may arise with respect to the interpretation or implementation of this Agreement.

            7.6 Certain Obligations of Holders. (a) Each Holder agrees that, upon receipt of any written notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to the Shelf Registration Statement so that, as thereafter delivered to the Holders, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until its receipt of copies of
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the supplemented or amended effective prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

            (b) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the intended method of distribution of such securities as the Company may from time to time request or as shall be required in connection with any registration, qualification or compliance referred to in this Section 7. Each such Holder promptly shall furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company not materially misleading.

            (c) Each Holder hereby covenants with the Company (1) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Act to be satisfied, and (2) if such Registrable Securities are to be sold by any method or in any transaction other than in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five business days prior to the date on which the Holder first offers to sell any such Registrable Securities.

            (d) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Shelf Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (A) the Registrable Securities have been sold in accordance with such Shelf Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

            (e) Each Holder has been hereby advised that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to sales of the Registrable Securities offered pursuant to the Shelf Registration Statement, and agrees not to take any action with respect to any distribution deemed to be made pursuant to such Shelf Registration Statement, that constitutes a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

            (f) At the end of the Registration Period, the Holders of Registrable Securities included in the Shelf Registration Statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered thereby which remain unsold, and such Holders promptly shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

            (g) The rights of a Holder with respect to Registrable Securities shall not be assignable or transferable to any other person or entity other than an affiliate of the Holder, and any attempted transfer shall cause all rights of such Holder therein to be forfeited, void ab initio and of no further force and effect.
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            (h) With the written consent of the Company and the Holders holding at least majority of the Registrable Securities that are then outstanding, any provision of this Section 7 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended.

            7.7 Indemnification. (a) The Company shall indemnify, to the extent permitted by law, each Holder of Registrable Securities against all losses, claims, damages, liabilities and expenses (or action in respect thereof) including any of the foregoing incurred in settlement of any litigation, based on any untrue statement of a material fact or material omission contained in any registration statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus, which registration statement, prospectus or preliminary prospectus shall be prepared in connection with the registration contemplated by this Section 7, and will reimburse such Holder and each controlling person for reasonable legal and other expenses incurred in connection with defending any such claim, loss, damage, liability or action as incurred, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or omission made in reliance upon and in conformity with written information furnished by such Holder and stated to be specifically for use in the preparation of such registration statement or prospectus; provided, however, that the Company will not be liable pursuant to this Section 7.7 if such losses, claims, damages, liabilities or expenses have been caused by (i) any selling security holder's failure to deliver a copy of the Shelf Registration Statement or prospectus, or any amendments or supplements thereto or at or prior to the time such furnishing is required by the Securities Act; (ii) the failure by such Holder to discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement upon a written request or notice from the Company in accordance with Section 7.6(a); or (iii) any other violation of any federal or state securities laws or this Agreement by such Holder.

            (b) In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information as is reasonably requested by the Company for use in any such registration statement or prospectus and shall severally, but not jointly, indemnify, to the extent permitted by law, the Company, its directors and officers and each person or entity, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement or by an omission or alleged omission and made in conformity with such written information so furnished by such Holder; provided that, the indemnity shall not apply to the extent that such loss, claim, damage, liability or expense is based upon the fact that a copy of the registration statement or prospectus or amendment thereof was not delivered to the Holder at or prior to the time such registration statement or prospectus or amendment thereof is required to be delivered by the Holder to the applicable purchaser. If the offering pursuant to any such registration is made through underwriters, each such Holder agrees to enter into an underwriting
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agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each person or entity who controls such underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by such Holder.

            (c) Promptly after receipt by an indemnified party under Section 7.7
(a) or (b) of notice of any claim as to which indemnity may be sought, including, without limitation, the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof may be made against the indemnifying party under such Section, promptly notify the indemnifying party in writing of the commencement thereof; provided that, the failure of the indemnified party so to notify the indemnifying party will not relieve the indemnifying party from its obligations under such Section except to the extent that the indemnified party is adversely affected by such failure. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party and its counsel will conduct the defense of any such action with counsel approved by such indemnified party (which approval shall not be withheld or delayed unreasonably) although the indemnified party will be entitled to participate therein. Notwithstanding the above, the indemnified party will have the right to employ counsel of its own choice in any such action or proceeding (and be reimbursed by the indemnifying party for the reasonable fees and expenses of such counsel) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to conflicts between the indemnified party and any other party represented by such counsel in such action or proceeding; provided, however, that the indemnifying party shall not in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against such action or proceeding. An indemnifying party will not be liable to any indemnified party for any settlement or entry of judgment concerning any such action or proceeding effected without the consent of such indemnifying party.

            (d) If the indemnification provided for in Section 7.7(a) or (b) is held by a court of competent jurisdiction to be unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations including the relative benefits to such parties. The relative fault of the Company on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a
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party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in
Section 7.7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity that is not guilty of such fraudulent misrepresentation.

            Section 8. Limitations on Purchasers' Ownership. No Purchaser nor any of its affiliates (as such term is defined in Rule 12b-2 under the Exchange
Act) shall directly or indirectly without the prior written consent of the Board of Directors of the Company acquire beneficial ownership within the meaning of Rule 13d-3 of the Exchange Act (except by way of stock splits, stock dividends or similar events affecting holders of securities of the Company generally) if the effect of the acquisition would be to increase the aggregate voting power in the election of Directors of the Company's Board of Directors of all securities of the Company owned by such Purchaser and such affiliates to more than 15% of the total combined voting power of all securities of the Company then outstanding.

            Section 9. Miscellaneous.

            9.1 Notices. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by facsimile, delivered by hand, certified or registered mail (return receipt requested, postage prepaid) or overnight courier, addressed to:

                  If to the Company:
                  MonsterDaata.com, Inc.
                  115 Stevens Avenue
                  Valhalla, NY 10595
                  Attn: Mitchell Deutsch, President and Chief Executive Officer

                  With a copy to:
                  Roberts, Sheridan & Kotel
                  A Professional Corporation
                  Tower Forty-Nine
                  12 East 49th Street, 30th Floor
                  New York, NY 10017
                  Attn: Todd M. Roberts, Esq.

                  If to Purchasers:

                  To the names and addresses on Exhibit A.

            Notices shall be deemed to have been given or delivered on the date of mailing, facsimile or delivery by hand except notices of change of address, which shall be deemed to have been given or delivered when received.

            9.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

            9.3 Entire Agreement; Survival of Representations and Warranties. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement may be amended only by mutual written agreement of the Company and the Purchasers, and the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Purchasers. The representations and warranties of the Company set forth in this Agreement shall survive the Closing Date for 18 months notwithstanding any earlier delivery and conversion of Preferred Shares except that the representations and warranties set forth in Sections 6.2 and 6.3 shall survive such 18 months period indefinitely.

            9.4 Governing Law; Consent to Jurisdiction; etc. (a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York without regard to that State's conflicts of law principles. In the event that a judicial proceeding is necessary, the sole forum for resolving disputes arising out of or relating to this agreement is any federal or state court in the State of New York, and all related appellate courts (collectively, the "Courts"). The parties irrevocably and unconditionally consent to the jurisdiction of such courts.

            (b) Each of the parties irrevocably and unconditionally consents to venue in the Courts, and irrevocably and unconditionally waives any objection to the laying of venue of any judicial proceeding in the Courts, and agrees not to plead or claim in any such Court that any such judicial proceeding brought in any such court has been brought in an inconvenient forum.

            9.5 Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

            9.6 No Waiver. A waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

            9.7 Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement. Any documentary, stamp tax or similar issuance or transfer taxes due as a result of the conveyance, transfer or sale of the Preferred Shares between any of the Purchasers (or any of their permitted transferees), on the one hand, and the Company, on the other hand, pursuant to this Agreement shall be borne by such Purchasers (or their respective permitted transferees).

            9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute the same instrument.

            9.9 No Third Party Beneficiaries. Nothing in this Agreement shall create or be deemed to create in any person or entity not a party to this Agreement any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the parties hereto. The parties hereto expressly recognize that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between or among any of such parties or their respective affiliates.

            9.10 Publicity Restrictions. No press release or other public disclosure relating to the transactions contemplated by this Agreement shall be issued or made by or on behalf of any Purchaser without prior consultation with the Company, except as required by applicable law, court process or stock exchange rules, in which case the Purchaser required to make such disclosure shall allow the Company reasonable time (to the extent practicable) to comment thereon in advance of such issuance.

            IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

                                        MONSTERDAATA.COM, INC.


                                        By:_____________________________________
                                           Mitchell Deutsch
                                           President and Chief Executive Officer


                                          ______________________________________
                                                       [           ]


                                          ______________________________________
                                                       [           ]

                                    Exhibit A

                                         Number of               Aggregate
Name and Address of Purchaser         Preferred Shares        Purchase Price
-----------------------------         ----------------        ------------------

[        ]                               [        ]              $[        ]
[            ]
[            ]
[        ]                               [        ]              $[        ]
[            ]
[            ]
                                         __________              ___________

TOTAL:                                   [        ]              $[        ]

                                    Exhibit B

                       Form of Certificate of Designations

                             MONSTERDAATA.COM, INC.

             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

                 SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

            MONSTERDAATA.COM, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation and in accordance with
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing a series of Preferred Stock of the Corporation designated as "Series A Cumulative Convertible Preferred Stock":

            RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, as amended, a series of Preferred Stock, par value $.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                      Series A Convertible Preferred Stock

            Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 2,000.

            Section 2. Issuance of Additional Shares. The number of authorized shares of the Series A Preferred Stock may be reduced or eliminated by the Board of Directors of the Corporation or a duly-authorized committee thereof in compliance with the General Corporation Law of the State of Delaware stating that such reduction has been authorized, but the number of authorized shares of Series A Preferred Stock shall not be increased.

            Section 3. Certain Definitions. For purposes hereof the following definitions shall apply:

            "Board" shall mean the Board of Directors of the Corporation.

            "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be in the State of New York a legal holiday or a day on which banking institutions in the State of New York are authorized by law to close.

            "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Corporation.

            "Conversion Adjustment Condition" shall mean the receipt by the Corporation of net proceeds of at least $5,000,000 from the private or public sale of Junior Stock issued on terms which fairly value the Corporation's Common Stock at a price in excess of $3.50 per share (or, if applicable, the adjusted value per share that proportionally reflects any stock split, combination, dividend, reclassification or similar event involving the Corporation's Common Stock, in each case in accordance with the principles set forth in Section 7).

            "Corporation" shall mean MonsterDaata.com, Inc., a Delaware corporation.

            "Issuance Date" shall mean the date of original issuance of the Series A Preferred Stock.

            "Junior Stock" shall mean the Common Stock and any shares of Preferred Stock of any series or class of the Corporation, whether presently outstanding or hereafter issued, which are by their terms expressly made junior to the shares of Series A Preferred Stock at the time outstanding as to the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and are not subject to mandatory redemption or repurchase prior to the date on which no shares of Series A Preferred Stock are outstanding.

            "Majority of the Series A Preferred Stock" shall mean more than 50% of the outstanding shares of Series A Preferred Stock.

            "Preferred Stock" shall mean the unclassified Preferred Stock, par value $.01 per share, of the Corporation.

            "Redemption Date" shall have the meaning assigned to such term in
Section 6(b) hereof.

            "Redemption Price" shall have the meaning assigned to such term in
Section 6(c) hereof.

            "Redemption Notice" shall have the meaning assigned to such term in
Section 6(d) hereof.

            "Series A Conversion Ratio" shall have the meaning assigned to such term in Section 8(b) hereof.

            "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock, par value $.01 per share, of the Corporation.

            "Supermajority of the Series A Preferred Stock" shall mean more than 90% of the outstanding shares of Series A Preferred Stock.

            "Voting Stock" shall mean any shares having general voting power in electing the Board (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of the occurrence of any contingency). The Common Stock is Voting Stock.

            Section 4. Dividends.

            (a) Dividends and Distributions. Subject to the prior and superior rights of the holders of any shares of any series or class of capital stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive out of assets legally available for that purpose, a quarterly cumulative dividend equal to 1.5% of the then applicable liquidation preference (i.e., 6% per annum, compounded quarterly).

            (b) All dividends or distributions declared upon the Series A Preferred Stock shall be declared pro rata per share.

            Section 5. Liquidation Rights of Series A Preferred Stock. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock then outstanding shall first be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of Junior Stock, an amount equal to $1,000 per share (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series A Preferred Stock) plus an amount equal to all declared and unpaid dividends thereon. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series A Preferred Stock on the basis of the number of shares of Series A Preferred Stock held. All shares of Series A Preferred Stock shall rank as to payment, upon the occurrence of a Liquidation Event, senior to the Common Stock as provided herein and, unless the terms of such series shall provide otherwise, senior to all other series of the Corporation's preferred stock.

            Section 6. Redemption.

            (a) Restriction on Redemption and Purchase. Except as expressly provided in this Section 6, the Corporation shall not have the right to purchase, call, redeem or otherwise acquire for value any or all of the Series A Preferred Stock.

            (b) Optional Redemption. At any time after the first anniversary of the Issuance Date, the Corporation may, at its option, redeem the Series A Preferred Stock in whole, but not in part, at the Redemption Price hereinafter specified; provided, however, that the Corporation shall not redeem Series A Preferred Stock or give notice of any redemption unless the Corporation has sufficient and lawful funds to redeem all of the then outstanding Series A Preferred Stock. The date on which the Series A Preferred Stock is to be redeemed pursuant to this Section 6(b) is herein called the "Redemption Date."

            (c) Redemption Price. The Redemption Price of the Series A Preferred Stock (the "Redemption Price") shall be an amount per share equal to $1,100 (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series A Preferred Stock) plus all declared and unpaid dividends thereon, to and including the Redemption Date.

            (d) Redemption Notice. The Corporation shall, not less than thirty
(30) days nor more than sixty (60) days prior to the Redemption Date, give written notice ("Redemption Notice") to each holder of record of Series A Preferred Stock to be redeemed. The Redemption Notice shall state:

                  (1) that all of the outstanding shares of Series A Preferred Stock are to be redeemed and the total number of shares being redeemed;

                  (2) the number of shares of Series A Preferred Stock held by the holder which the Corporation intends to redeem;

                  (3)   the Redemption Date and Redemption Price;

                  (4) that the holder's right to convert the Series A Preferred Stock into shares of the Common Stock as provided in Section 8 hereof will terminate on the Redemption Date; and

                  (5) the time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

            (e) Payment of Redemption Price and Surrender of Stock. On the Redemption Date, the Redemption Price of the Series A Preferred Stock scheduled to be redeemed or called for redemption shall be payable to the holders of the Series A Preferred Stock. On or before the Redemption Date, each holder of Series A Preferred Stock to be redeemed, unless the holder has exercised his right to convert the shares as provided in Section 8 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person or entity whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.

            (f) Termination of Rights. If the Redemption Notice is duly given, and, if at least ten (10) days prior to the Redemption Date, the Redemption Price is either paid or made available for payment through the arrangement specified in subsection (g) below, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called or scheduled for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease and terminate, except only (i) the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor or (ii) the right to receive shares of Common Stock upon exercise of the conversion rights provided in Section 8 hereof on or before the Redemption Date.

            (g) Deposit of Funds. At least ten (10) days prior to the Redemption Date, the Corporation shall deposit with any bank or trust company in New York, New York, a sum equal to the aggregate Redemption Price of all shares of the Series A Preferred Stock scheduled to be redeemed or called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares of Series A Preferred Stock to the holders thereof, and from and after the later of the date of such deposit and the Redemption Date, the shares of Series A Preferred Stock shall be deemed to be redeemed and no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares of Series A Preferred Stock and shall have no rights with respect thereto, except the right to receive from the back or trust company payment of the Redemption Price of the shares of Series A Preferred Stock, without interest, upon surrender of their certificates therefor and the right, prior to the Redemption Date, to convert such shares of Series A Preferred Stock into shares of Common Stock as provided in Section 8 hereof. Any monies so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Corporation, after which time the holder of shares of Series A Preferred Stock called for redemption shall be entitled to receive payment of the Redemption Price only from the Corporation.

            Section 7. Voting Rights.

            (a) Series A Preferred Stock. Except as set forth in paragraph (b) of this Section, the holders of Series A Preferred Stock shall have no voting rights on any matters.

            (b) Amendment of Certificate of Incorporation. Any amendment to the Certificate of Incorporation of the Corporation that adversely affects the conversion terms or other economic rights or preferences of the Series A Preferred Stock shall require the approval of the holders of a Supermajority of the Series A Preferred Stock. The adoption of a Certificate of Designations for a senior class of Preferred Stock by itself shall be deemed to not constitute an amendment to the Certificate of Incorporation of the Corporation for the purposes of this Section.

            Section 8. Conversion. The holders of Series A Preferred Stock shall have the following conversion rights:

            (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at any time at the option of the holder thereof, into validly issued, fully paid and nonassessable shares of Common Stock.

            (b) Series A Conversion Ratio. Each share of Series A Preferred Stock shall be convertible into shares of Common Stock at a ratio (the "Series A Conversion Ratio") equal to 300 shares of Common Stock for each share of Series A Preferred Stock, subject to adjustment as hereinafter provided; provided, however, that if the Conversion Adjustment Condition has not been satisfied on or prior to February 28, 2000, the Series A Conversion Ratio shall be equal to 450 shares of Common Stock for each outstanding share of Series A Preferred Stock from and after such February 28, 2000 date, subject to adjustment as hereinafter provided.

            (c) Dividends Upon Conversion. Upon conversion, all accrued and unpaid dividends (whether or not declared), if any, on the Series A Preferred Stock shall be canceled.

            (d) Automatic Conversion.

                  (1) The Series A Preferred Stock will be automatically converted into shares of Common Stock (i) in the event of (A) any consolidation or merger of the Corporation with or into any other unrelated corporation or other entity in which the Corporation is not the surviving entity, or any other corporate reorganization or transaction or series of related transactions by the Corporation in which in excess of 75% of the Corporation's voting power is transferred to an unrelated person or entity, or (B) a sale or other disposition of all or substantially all of the assets of the Corporation (any such event in (A) or (B), a "Merger Transaction") or (ii) upon receipt by the Corporation of a written notice from the holders of a Supermajority of the Series A Preferred Stock electing to convert their shares of Series A Preferred Stock.

                  (2) Upon the occurrence of any of the events specified in paragraph (d)(1) above, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder thereof notifies the Corporation or its transfer agent that such certificates have been lost, stolen, mutilated or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the share of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

            (e) Mechanics of Conversion. Each holder of Series A Preferred Stock that desires to convert its shares of Series A Preferred Stock into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, and the person or entity entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. In the event that a notice to convert is given following a Redemption Notice and such redemption is not consummated, the conversion shall, at the option of the holder of the Series A Preferred Stock who tendered for conversion, be voidable and such holder shall have the right to maintain ownership of the shares of Series A Preferred Stock tendered for conversion.

            (f) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Issuance Date effects a subdivision of the outstanding Common Stock, the Series A Conversion Ratio then in effect immediately before that subdivision shall be proportionately increased (and the Series A Conversion Ratio that would apply after February 28, 2000, if the Conversion Adjustment Condition is not satisfied, shall be proportionately increased), and conversely, if the Corporation at any time or from time to time after the Issuance Date combines the outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Ratio then in effect immediately before the combination shall be proportionately decreased (and the Series A Conversion Ratio that would apply after February 28, 2000, if the Conversion Adjustment Condition is not satisfied, shall be proportionately decreased). Any adjustment under this subsection (f) shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (g) Adjustment for Certain Dividends and Distributions. If the Corporation at any time or from time to time after the Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A Conversion Ratio then in effect shall be increased (and the Series A Conversion Ratio that would apply after February 28, 2000, if the Conversion Adjustment Condition is not satisfied, shall be proportionately increased) as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Ratio then in effect by a fraction
(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that, if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Ratio shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Ratio shall be adjusted pursuant to this subsection (g) as of the time of actual payment of such dividends or distributions.

            (h) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Issuance Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares of stock dividend or a reorganization, merger, consolidation or sale or assets, provided for elsewhere in this Section
8), then and in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such Series A Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

            (i) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Conversion Ratio, the Corporation, at its expense, shall cause its Chief Financial Officer or Chief Accounting Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by certified mail, return receipt requested, postage prepaid, to cash registered holder of Series A Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the Series A Conversion Ratio at the time in effect and (2) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Stock.

            (j) Fractional Shares. No fractional shares of Common Stock shall be issuable upon conversion of the Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of conversion, as determined in good faith by the Board.

            (k) Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock.

            (l) Notices. Any notice required or permitted by this Section 8 or any other provision hereof to be given shall be deemed sufficient and effective when received if in writing and sent by hand delivery, overnight courier or certified or registered mail, return receipt requested, postage prepaid, and addressed (x) to a holder of record of Series A Preferred Stock at the address of such holder appearing on the books of the Corporation, or (y) to the Corporation at 115 Stevens Avenue, Valhalla, NY, 10595 or (z) to the Corporation or any such holder, at any other address for the giving of notice specified in a written notice given to the other.

            (m) Payment of Taxes and Other Charges. The Corporation will pay all taxes (other than taxes based upon income) and other governmental or third party charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, including, without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered.

            Section 9. No Amendment or Impairment. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

            Section 10. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

            Section 11. Outstanding Shares. For the purpose of this Certificate of Designations, all shares of Series A Preferred Stock issued shall be deemed outstanding except (i) from the date, or the deemed date, of surrender of certificates evidencing shares of Series A Preferred Stock, all shares of Series A Preferred Stock converted into Common Stock, (ii) from the date of registration of transfer, all shares of Series A Preferred Stock held of record by the Corporation or any subsidiary of the Corporation and (iii) any and all shares of Series A Preferred Stock held (in escrow or otherwise) prior to delivery of such stock by the Corporation to the initial beneficial owners thereof.

            Section 12. Status of Acquired Shares. Shares of Series A Preferred Stock received upon redemption, purchase, conversion or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series A Preferred Stock.

            Section 13. Preemptive Rights. The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

            Section 14. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law , such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

            IN WITNESS WHEREOF, MonsterDaata.com, Inc. has caused this certificate to be signed on its behalf by James Garfinkel, its Chief Financial Officer, this 22nd day of October, 1999.

                                        MONSTERDAATA.COM, INC.


                                        By: /s/ James Garfinkel
                                           -------------------------------------
                                           Name:  James Garfinkel
                                           Title: Chief Financial Officer